Exhibit 99.1

MOLINA HEALTHCARE

Moderator: J. Mario Molina

02-24-03/8:00 am CT

Confirmation #21186358

TELECONFERENCE TRANSCRIPT

MOLINA HEALTHCARE, INC.

Moderator: J. Mario Molina

February 24, 2004

9:00 am ET

Operator:	Ladies and gentlemen thank you for standing by. Welcome to the Molina Healthcare Conference Call. During the presentation all participants will be in a listen only mode. Afterwards we will conduct a question and answer session. At that time if you have a question, please press the 1 followed by the 4 on your telephone.

As a reminder, this conference is being recorded Tuesday, February 24, 2004. I would now like to turn the conference over to Mr. Juan Jose Orellana, Investor Relations Liaison. Please go ahead sir.

Juan Jose Orellana:	Thank you Dave. Good morning and thank you for participating in Molina Healthcare’s Conference Call during which we will discuss the recent press release.

First I would to share our forward-looking disclaimer. The company from time to time may discuss forward looking information except for the historical information contained in this release, all forward looking statements are predictions by the company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations.

Exhibit 99.1

MOLINA HEALTHCARE

Moderator: J. Mario Molina

02-24-03/8:00 am CT

Confirmation #21186358

Such factors include, the company’s third party contracts, the company’s ability to accurately predict and effectively manage health benefits and other operating expenses, competition, changes in health care practices, changes in Federal or State laws or regulations or the interpretation thereof. Reduction in provider payments by governmental payers, disasters, numerous other factors affecting the delivery and cost of health care, the ability of Health Care Horizons to receive shareholder approval of the proposed transaction, delays in completing and costs related to the proposed Health Care Horizons transaction, potential difficulties in integrating the business of the company and Health Care Horizons, and other risks as detailed from time to time in the company’s registration statement and reports and filings with the Securities and Exchange Commission.

All forward-looking statements, if any, in this release represent the company’s judgment as of the date of this release. The company disclaims, however any intent or obligation to upbeat forward-looking statements. Thank you I will now like to turn the call over our Chief Executive Officer, Dr. Mario Molina.

J. Mario Molina:	Thank you Juan Jose. Yesterday we announced that we have entered into an agreement to acquire by merger, stock of Health Care Horizons, the parent company of Cimarron Health Plan in New Mexico.

We’re excited by this acquisition and I want to take this opportunity to discuss this important transaction. For the past 24 years, Molina Healthcare has been in the business of providing health care services to the underserved, by contracting with state agencies under the Medicaid and SCHIP Program. Cimarron Health Plan has a similar commitment to the underserved

Exhibit 99.1

MOLINA HEALTHCARE

Moderator: J. Mario Molina

02-24-03/8:00 am CT

Confirmation #21186358

population and has participated in the Medicaid Program in New Mexico for over seven years. Cimarron is one of three health plans participating the state’s Medicaid Program.

We have developed a set of criteria that guides our decisions in determining strategic new states to enter. These criteria include, states with sizable Medicaid populations, positive regulatory environment, mandatory enrollment, and strong provider systems.

New Mexico and Cimarron clearly meet these criteria. In fact, New Mexico is on our list of the top ten states in which we would like to do business. New Mexico is a strong and growing market. According to the U.S. Censuses Bureau, New Mexico was the nation’s fifth fastest growing state between 1990 and 2000.

The state requires mandatory managed care enrollment for Medicaid beneficiaries and there are over 400,000 Medicaid beneficiaries with 250,000 of them enrolled in one of state’s three participating HMOs. The state enjoys a strong and well-balanced budgetary position.

Furthermore, New Mexico has demonstrated a strong commitment to the Medicaid Program. The local legislature recently passed a state budget that increased Medicaid spending by 16%. And the state Medicaid Program has one of the highest federal matching rates in the country.

We believe we will enjoy excellent relationships with the regulators and legislatures in the state. George Goldstein, our Chief Operating Officer, previously served in the cabinets of New Mexico Governor’s King and Apodaca and has many ties in the community. George will oversee the transition of Cimarron’s operations.

Exhibit 99.1

MOLINA HEALTHCARE

Moderator: J. Mario Molina

02-24-03/8:00 am CT

Confirmation #21186358

With Cimarron we will be adding a health plan with over 60,000 Medicaid members. Our new members confirm our commitment of focusing our resources on serving low-income families and individuals.

However, similar to the acquisition of our Washington subsidiary, which we completed in 2000, Cimarron also serves a commercial population. It is our intent to divest or otherwise transition this commercial line to allow us to focus on Medicaid, our core business.

As the smallest of the three Medicaid health plans, we believe Cimarron is well positioned to benefit from membership growth. The health plan operates within an environment of a very competitive provider networks, where excellent relations with providers will enable to foster continued growth. Cimarron has provider agreements with all three major hospital systems in the state.

So again use our experience in Washington as a comparison, when we initially acquired our operations there, we were number four in that market with less than 15% market share. Since then we have grown to be the number one in market position.

For all these previously noted reasons, we believe that there will be opportunities to profitably grow and expand the New Mexico business. Furthermore, we believe we are paying a fair price for the transaction. The purchase excluding any compensation we may receive from the sale of the commercial business is between four and five times EBIDA. Taking into account expected synergies.

Exhibit 99.1

MOLINA HEALTHCARE

Moderator: J. Mario Molina

02-24-03/8:00 am CT

Confirmation #21186358

We are confident that our low administrative costs will allow us to bring synergy to this acquisition. This acquisition will enable us to further diversify the geography of our revenue stream, by decreasing our revenue concentration on any one particular state.

As we’ve indicated in the past, we have made accreditation, a strategic goal for each of Molina’s health plans. I am pleased that this commitment is shared by the Cimarron team. Cimarron is accredited by NCQA, and was recently awarded a three year commendable accreditation.

As we developed our relationship with the owners and management of Health Care Horizons and Cimarron, it became apparent that they shared our philosophy regarding patient care.

We are pleased that Gerald Landgraf, founder of Health Care Horizons, has agreed to stay on as President of Cimarron Health Plan. Gerry brings over 25 years of health care experience and has started HMOs in both Michigan and New Mexico during his career.

We will now begin the process of obtaining regulatory approval, and subject to receipt by Health Care Horizons of approval of its shareholders, and also to other closing conditions, anticipate the transaction will close in the third quarter of 2004.

I will now turn the call over to John to discuss certain financial implications of the transaction.

John Molina:	Thank you Mario. As Mario has said, this transaction will allow Molina Healthcare to diversify its revenue and profit stream in a manner that is accretive to earnings.

Exhibit 99.1

MOLINA HEALTHCARE

Moderator: J. Mario Molina

02-24-03/8:00 am CT

Confirmation #21186358

We expect the transaction to close during the third quarter of 2004. We will be treating the commercial business as a discontinued operation, consistent with our plans to divest or otherwise transition the commercial business.

With the full year of 2004, we project that the Cimarron Medicaid business will produce between $255 million and $265 million dollars in revenue. Assuming the addition of the Cimarron business at the beginning of the second half of 2004, we would expect Molina Healthcare’s revenue to be on an annual run rate in excess of $1 billion.

The second half of 2004, we expect the transaction will add between 5 and 7 cents per diluted share. This assumes the integration costs will be approximately $2.5 million. Once the New Mexico business is fully integrated, it is our expectation that it will add between 14 and 18 cents per diluted share on an annualized basis.

These accretion numbers include $3 million to $4 million in annualized synergies. Our estimates do not include any reductions in the medical care ratio which is run historically between 87% and 88% of revenue for Cimarron, in order to include any additional growth beyond what Cimarron has historically experienced.

This concludes our prepared remarks, we are now prepared to take questions.

Our first question is from the line Greg Nersessian with Lehman Brothers, please proceed.

Greg Nersessian:	Hi, good morning congratulations guys. Just a couple of quick questions. You mentioned the growth opportunity in New Mexico, wondering if you

Exhibit 99.1

MOLINA HEALTHCARE

Moderator: J. Mario Molina

02-24-03/8:00 am CT

Confirmation #21186358

view that more as a situation where you think you gain share from the existing competitors in the state or maybe expand to some new counties in which the existing coin doesn’t operate or maybe just some new categorical groups? How do you sort of view that as playing out?

J. Mario Molina:	Well we think that there are opportunities for us to take some market share from the other competitors in the market. As we mentioned, there are 400,000 beneficiaries in the state right now, only 250,000 of them are in enrolled in managed care. So we think there’s also room for growth there.

Greg Nersessian:	Yeah, okay and then my second question is just, with this acquisition, with the 74 – or $69 million in cash that you’re paying. What does that leave you with cash available as a parent before you sell the commercial membership? And then maybe your expectations on timing and potential proceeds you could receive from the sale of the commercial.

John Molina:	Greg right now we have – before the transaction we have $95 million approximate at the parent company. So assuming $69 million is gonna be taken out for this acquisition, it leaves us with $26 million.

As far as the timing on the commercial business, in our expectations and what we’re gonna get. We’re making no assumptions that we we’re gonna get anything in return from the commercial business. That’s how our modeling is worked to date.

I think you can look at comparable transactions such as the Coventry business, purchased in Utah, maybe as a gauge for what market conditions would be like for the commercial business. And we plan to begin the divestiture process immediately.

Exhibit 99.1

MOLINA HEALTHCARE

Moderator: J. Mario Molina

02-24-03/8:00 am CT

Confirmation #21186358

Greg Nersessian:	Okay great that’s very helpful. Thanks a lot.

Operator:	This question is from the line of Ed Kroll with SG Cowen. Please proceed.

Ed Kroll:	Hi good morning.

J. Mario Molina:	Good morning Ed.

Ed Kroll:	Couple of questions, first the 2.5 million integration costs. Will you just expense those as the integration process takes place?

J. Mario Molina:	That’s our plan.

Ed Kroll:	And would some of those be incurred prior to the deal closing?

J. Mario Molina:	Quite possibly yes.

Ed Kroll:	Okay. But you’ll just expense all of that?

J. Mario Molina:	Yes.

Ed Kroll:	Okay and then as to the expected synergies, I think you said 3 million to 4 million annualized?

J. Mario Molina:	That’s right.

Ed Kroll:	How much of that do you need to achieve in ‘04 to hit that 5 to 7 cent accretion? Is it roughly 40%, is that how, you know, just simple math?

J. Mario Molina:	Yes.

Exhibit 99.1

MOLINA HEALTHCARE

Moderator: J. Mario Molina

02-24-03/8:00 am CT

Confirmation #21186358

Ed Kroll:	Okay great and then who are the likely buyers or have you had any conversations with likely buyers and, you know, do you feel like there are enough plans that would be interested there that, you know, this could happen fairly soon?

J. Mario Molina:	Ed there are four other in market HMOs that do commercial work. And we would expect that one of those four would be interested, we have not had any discussions now. There might also be a couple of players that want to get into the market, as Mario said New Mexico is a growing market.

Ed Kroll:	Great and then finally, who are the two competitors in the Medicaid space?

J. Mario Molina:	The largest Medicaid health plan is Presbyterian Health Plan. It’s part of a large hospital system. That is both commercial and Medicaid business. They have about 50% market share right now and the other is Lovelace Sandia with the old Cigna business.

Ed Kroll:	Right.

J. Mario Molina:	That was purchased by Ardent Health Care in the last couple years. Again another hospital owned health plan.

Ed Kroll:	Okay great, thanks very much.

Operator:	This question is from the line of Tom Carol from Legg Mason. Please proceed.

Tom Carol:	Good morning. Question for you, few here. What lead you to New Mexico over other states?

Exhibit 99.1

MOLINA HEALTHCARE

Moderator: J. Mario Molina

02-24-03/8:00 am CT

Confirmation #21186358

J. Mario Molina:	Well Tom like we said at the beginning of the call, it fits all the criteria that we’re looking for in terms of size, competitive environment, a state regulatory environment that looks favorably upon Medicaid, a growing market – the Medicaid market there is growing, and they just fit all the criteria.

We’ve been watching New Mexico now for several years, hoping for an opportunity to get into that state.

Tom Carol:	What was the – you mentioned that you have a senior – someone on your staff that has some prior legislative experience there. Could you just go over that one more time? I missed that.

J. Mario Molina:	Sure George Goldstein, our Chief Operating Officer, served – in fact has a long history in New Mexico. He worked in the Indian Health Service there, and then later served in the cabinet of two governors there where he was responsible for health care services in the State of New Mexico. And George has maintained a residence in New Mexico all along. So he has deep roots in the New Mexico community.

Tom Carol:	That’s very good. How many counties are you gonna be operating in?

John Molina:	Tom we’re statewide, that’s a requirement of the Medicaid program, that all the health plans be statewide. And I also wanted to add a thought on Mario’s statement, we’re actively looking at a number of opportunities in other states. So it wasn’t that we picked New Mexico at the exclusion of anything else. It just happened to be the deal that came together for us the fastest and the best at the time.

Exhibit 99.1

MOLINA HEALTHCARE

Moderator: J. Mario Molina

02-24-03/8:00 am CT

Confirmation #21186358

Tom Carol:	Very good. What’s the – as you see it right now, what do you think the makeup of the population will be? Is it all TANF is there any SSI members?

J. Mario Molina:	The way they — it’s broken down in New Mexico, approximately 75% of the patients are children under the TANF program, 10% are in the aged, and blind, disabled categories, and 15% are adults.

Whether that’s adults under the TANF program, I believe it is primarily it.

Tom Carol:	That’s very helpful. What was the historic SG&A level at Cimarron?

J. Mario Molina:	Hold on, I’ve got that, about 10% on a consolidated basis.

Tom Carol:	Are most of your expected synergies primarily derived from the SG&A? I suppose they would because you didn’t – you said there’s no MOR improvement in your synergy estimate.

J. Mario Molina:	That’s correct, one thing I want to point out Tom it’s about 10% on the SG&A expense but that’s also on a much higher per member per month premium base.

Tom Carol:	Okay, got you.

J. Mario Molina:	Yeah when you think about this transaction, it’s almost like adding another state the size of California. Because in terms of revenue it generates – New Mexico’s health plan generates almost as much revenue as California does.

Tom Carol:	Okay very good, thank you.

Exhibit 99.1

MOLINA HEALTHCARE

Moderator: J. Mario Molina

02-24-03/8:00 am CT

Confirmation #21186358

Operator:	Ladies and gentlemen as a reminder to register for a question, please press the 1 followed by the 4 on your telephone.

Third question is from the line of Glenn Garmont with First Albany. Please proceed.

Glenn Garmont:	Thanks good morning guys. I just joined the call late so I apologize in advance if you addressed this but, you know, can you talk about, you know, how you use for pharma benefits today and, you know, sort of what you plan is for the, you know, the pharma benefit related to Cimarron. It’s my understanding that, you know, that they currently use a different vendor. Thanks.

J. Mario Molina:	The Cimarron folks use a firm called Health Extras and we will continue that relationship through the end of that contract.

Glenn Garmont:	Okay and then beyond that would it be your intention to consolidate all of your regions in a single vendor relationship?

J. Mario Molina:	Right now I think that’s too speculative. We’ll figure out what we’re gonna do on the pharma benefits when the contracts are up.

Glenn Garmont:	Okay. Well thanks for those comments.

Operator:	The next question comes from the line of Ed Kroll with SG Cowen. Please proceed.

Ed Kroll:	Hi, just had a quick follow up. I guess if we looked at this transaction sort of in a vacuum on a per member valuation, it appears to be expensive. And I just want to make sure I understand what Mario just said about the revenue stream here. It sounds like you’re getting a much higher per member per month revenue kick from each of these New Mexico members.

Exhibit 99.1

MOLINA HEALTHCARE

Moderator: J. Mario Molina

02-24-03/8:00 am CT

Confirmation #21186358

So maybe comparing, you know, what you paid for the Michigan transaction on a per member basis, really wouldn’t be appropriate to this situation. If I understood Mario correctly, this will – New Mexico will generate almost as much revenue as your California business?

J. Mario Molina:	That’s correct Ed and that’s why we try and stay away from looking at per member comparisons. The revenue from New Mexico is almost as much as the revenue generated by California. The per member per month premiums are more than three times what we get in California.

So you can’t simply compare one state with another, there are differences in the benefits, and that’s why we really caution people not to look at these things on a per member basis when we do an acquisition. We don’t do it that way, and we don’t think that others should as well.

We will be adding the equivalent of another California to our health plan. And that will really help us on our strategical diversifying our revenue stream. And that’s why we think this is a very good acquisition for us and we’re very excited to bring it on board.

Ed Kroll:	Okay great, thanks for clearing that up. And then just one more thing back on the synergies, is that 3 million to 4 million annualized number – is that, you know, would that get this plan, the New Mexico plan down to your company wide level or would there be – SG&A level that is – or is it sort of an initial maybe conservative number that you’re putting out here. I mean is there further opportunity down the road to maybe take some additional costs out?

Exhibit 99.1

MOLINA HEALTHCARE

Moderator: J. Mario Molina

02-24-03/8:00 am CT

Confirmation #21186358

J. Mario Molina:	Ed I think there’s always additional opportunities down the road to take costs out. This won’t bring it down to the level of the rest of the companies but we want to be conservative until we can really get our hands in there.

Ed Kroll:	Okay thanks very much.

Operator:	The next question is another follow up question from the line of Greg Nersessian with Lehman Brothers. Please proceed.

Greg Nersessian:	Hi just a quick follow up question on the MLR that you mentioned on Cimarron, 87% to 88%. This there something structural that subtracts or that would prohibit you from potentially bringing that down in the short term or is that something that you think you can bring down? Are you being conservative there? Or is there some in structural that would prohibit you from doing so?

J. Mario Molina:	Greg when we do our modeling we don’t generally assume that there’s going to be any immediate reduction in the medical costs. And the reason for that is that doctors for the most part practice by habit and it takes a long time to change those habits.

We think that we can bring the medical costs down over time but in the short run, we’re assuming that they are going to practice the way they have been. So those kinds of things are more long terms issues.

Greg Nersessian:	Okay great, thanks a lot.

Operator:	Next question is from the line of Tom Carol of Legg Mason. Please proceed.

Exhibit 99.1

MOLINA HEALTHCARE

Moderator: J. Mario Molina

02-24-03/8:00 am CT

Confirmation #21186358

Tom Carol:	Hey quick follow up on the commercial business part of this transaction. Are you reinsuring any of the medical costs for in the commercial population? And do you expect them to incur while you have the business, I guess that’s differently. Are you insulating that anyway? What’s the liability there?

J. Mario Molina:	Well Tom the company has reinsurance purchased as part of its ongoing operations. The commercial business has been operating at about break even. So we don’t expect that during the process of divestiture that it will be a drag on earnings.

Tom Carol:	So that couldn’t tip in the wrong direction over the next six to eight months and basically kill the accretion that we’re talking about here?

J. Mario Molina:	I don’t think so. The, you know, business has been a renewed primarily because a lot of it came renewed in January, so we don’t expect a lot of people to leave the program before the sales process is done.

Tom Carol:	Are you – if it’s fair to say that you are structurally handling this the same way you did Washington state?

J. Mario Molina:	It’s gonna be very similar to how we handled Washington, yes.

Tom Carol:	Thank you.

Operator:	Once again ladies and gentlemen as a reminder, to register for a question please press 1 4. Sir, I am showing that there are no further questions at this time. I will now return the back to you, please proceed with your presentation or closing remarks.

Exhibit 99.1

MOLINA HEALTHCARE

Moderator: J. Mario Molina

02-24-03/8:00 am CT

Confirmation #21186358

J. Mario Molina:	Well in closing I’d just like say that we’re very excited about this transaction. It fits well with our strategic plan, allows us to diversify our revenue stream. New Mexico’s a growing state with a large Latino population which is something we’ve dealt with very well. And I think this also demonstrates our flexibility and our willingness to take on acquisitions that are not purely Medicaid plans, which certainly widens our spectrum of potential acquisition targets.

I want to thank you for all for joining the call this morning and we’ll talk to you again in the future. Thank you.

Operator:	Ladies and gentlemen that does conclude the conference call for today. Thank you for your participation and we ask that you please disconnect your lines. Have a nice day.

END